SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[X]	Soliciting Material Pursuant to Rule 14a-12

HEWLETT-PACKARD COMPANY

(Name of Registrant as Specified In Its Charter)

WALTER B. HEWLETT, EDWIN E. VAN BRONKHORST AND THE WILLIAM R. HEWLETT REVOCABLE TRUST

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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FOR IMMEDIATE RELEASE

WALTER HEWLETT RESPONDS
TO HEWLETT-PACKARD STATEMENT ON VOTE

Palo Alto, CA, February 4, 2002 – Walter B. Hewlett, on behalf of The William R. Hewlett Revocable Trust and its trustees, today issued the following statement in response to the assertion by Carleton Fiorina, Chairman and CEO of Hewlett-Packard (NYSE: HWP), on the outcome of the vote on the Compaq transaction to be decided at a special meeting not yet scheduled:

“Ms. Fiorina’s statement appears to be a clear violation of the Securities and Exchange Commission rules. Based upon information available to us, Fiorina’s statement is clearly false. We are meeting with investors and what we are hearing is clearly contrary to her assertions. Given the significant volume of negative public statements from industry experts, the widespread unhappiness communicated to us by institutional investors, as well as the intention to vote in opposition by Walter B. Hewlett, Eleanor Hewlett Gimon, Mary Hewlett Jaffe, The William R. Hewlett Revocable Trust, The William and Flora Hewlett Foundation and The David and Lucile Packard Foundation, we believe that HP’s statement could only be motivated by an intention to mislead the market.”

About Walter B. Hewlett
Walter B. Hewlett, an independent software developer, serves as Chairman of The William and Flora Hewlett Foundation, where he has been a director since its founding in 1966. Mr. Hewlett is also a trustee of the William R. Hewlett Revocable Trust. He has served since 1987 on the Board of Directors of Hewlett-Packard Company and since 1999 on the Board of Directors of Agilent Technologies, Inc. He was elected to the Board of Overseers of Harvard University in 1997. In 1994, Mr. Hewlett participated in the formation of Vermont Telephone Company of Springfield, Vermont and currently serves as its Chairman. He founded the Center for Computer Assisted Research in the Humanities in 1984, and currently serves as a director of the Center. He also serves on the boards of The Public Policy Institute of California and The Packard Humanities Institute. Mr. Hewlett is the son of the late Hewlett-Packard Company co-founder, William R. Hewlett.

ADDITIONAL IMPORTANT INFORMATION
On December 27, 2001, Walter B. Hewlett, Edwin E. van Bronkhorst and The William R. Hewlett Revocable Trust (the “Trust”) filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission relating to a solicitation of proxies from the stockholders of Hewlett-Packard Company in connection with a meeting of stockholders of Hewlett-Packard to be held for the purpose of voting on various matters relating to the possible merger transaction involving Hewlett-Packard and Compaq Computer Corporation (the “Proposed Merger”). This preliminary proxy statement was revised by Amendment No. 1 to the Schedule 14A filed with the Securities and Exchange Commission on January 14, 2002, and by Amendment No. 2 to the Schedule 14A filed with the Securities and Exchange Commission on February 4, 2002 (“Revised Preliminary Proxy Statement”). Mr. Hewlett, Mr. van Bronkhorst and the Trust will prepare and file with the Securities and Exchange Commission a definitive proxy statement relating to their opposition to the Proposed Merger and may file other proxy solicitation materials regarding the Proposed Merger. SECURITY HOLDERS ARE ADVISED

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TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Revised Preliminary Proxy Statement is, and the definitive proxy statement (when it becomes available) will be, available for free at www.sec.gov, along with any other relevant documents. You may also obtain a free copy of the Revised Preliminary Proxy Statement, or the definitive proxy statement (when it becomes available), by contacting MacKenzie Partners at 212-929-5500, or by sending an email to proxy@mackenziepartners.com. Information regarding the names, affiliation and interests of persons who may be deemed to be participants in our solicitation of proxies of Hewlett-Packard’s stockholders is available in the Revised Preliminary Proxy Statement.

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Contacts:

Joele Frank / Todd Glass
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449